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                                     BY-LAWS

                                       OF

                            THE WORLDWIDE INDEX FUNDS

SECTION 1.  AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Worldwide Index Funds, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 Principal Office of the Trust. The principal office of the Trust shall be located at 790 East Colorado Boulevard, 9th Floor, Pasadena, California 91101.

SECTION 2.  SHAREHOLDERS

2.1 Annual Meeting. The Trust will not hold annual meetings of the shareholders.

2.2 Special Meetings. A special meeting of the Shareholders of the Trust or of any series or class may be called at any time by the Trustees, by the President or such other person or persons as may be specified in these By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series or class as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Each call of a meeting shall state the place, date, hour and purposes of the meeting. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

2.3 Place of Meetings. All meetings of the shareholders shall be held at such place within the United States as shall be designated by the Trustees or the President of the Trust.

2.4 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of


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      business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust at least seven days before the meeting. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.5 Voting Power. Each whole Share held entitles the holder of record to one vote as to any matter on which the holder is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

2.6 Quorum and Required Vote. A majority in interest of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then a majority in interest of the Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

      Except when a larger vote is required by law, or by any provisions of the Declaration of Trust or these By-Laws, a majority in interest of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority in interest of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

      A majority in interest shall mean more than 50 % or more of total votes represented by all shares entitled to vote and present at the meeting either in person or by proxy.

2.7 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.8 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.



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      A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

2.9 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 3.  TRUSTEES

3.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

3.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or one of the Trustees calling the meeting.

3.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least 48 hours before the meeting or by telegram, facsimile, or overnight courier service at least 24 hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone or video at least 24 hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.4 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the


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      question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.5 Committees. The Trustees may appoint from their number and from among the Trust's officers an executive committee and other committees, each of which shall consist of not less than Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. A committee shall have and may exercise all the power and authority of the Board with respect to all matters other than as set forth in 3.6 of this Section 3.

3.6 Limitation of Committee Powers. No committee of the Board shall have power or authority to:

      (a) recommend to shareholders any action requiring authorization of shareholders pursuant to statute or the Agreement and Declaration of Trust;

      (b) approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940 ("1940 Act"), or take any other action required to be taken by the Board of Trustees by the 1940 Act;

      (c)   amend or repeal these Bylaws or adopt new Bylaws;

      (d) declare dividends or other distributions or issue capital stock of the Trust; and

      (e) approve any merger, division or share exchange which does not require shareholder approval.

3.7 Committee Meetings and Appointments. One-third, but not less than two members, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee.



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      All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; if third parties shall not be prejudiced by such revision or alteration.

3.8 Presence through Communications Equipment. Except as required by law, the Board and any committee may, except as otherwise required by law, the Agreement and Declaration of Trust, or these By-laws, hold any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

SECTION 4.  OFFICERS AND AGENTS

4.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be, but none need be, a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3 Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

4.4 Tenure. The President, the Treasurer, the Secretary, and any other officers elected by the Trustees shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The President shall be the chief executive officer of the Trust. The President shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. Any Vice President shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 Chairman of the Board. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and have such other duties and powers as may be determined by the Trustees.



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4.7   Treasurer and Assistant Treasurer. The Treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. If at any time there shall be no Assistant Treasurer, the Treasurer shall also be the chief accounting officer of the Trust and shall have the duties and powers prescribed the Trust and shall have the duties and powers prescribed herein for the Assistant Treasurer. Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

      The Assistant Treasurer, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Assistant shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.8 Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust or such other location designated by the Board. In the absence of the Secretary from any meeting of shareholders or Trustees, an Assistant Secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

SECTION 5.  RESIGNATION AND REMOVALS

Any Trustee or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the President, the Treasurer or the Secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning, and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

SECTION 6.  VACANCIES

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the President, the Treasurer and the Secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.



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SECTION 7.  SHARES OF BENEFICIAL INTEREST

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

SECTION 8.  RECORD DATE

The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

SECTION 9.  SEAL

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

SECTION 10. EXECUTION OF PAPERS

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

SECTION 11. FISCAL YEAR

The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.



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SECTION 12. PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS

12.1 Dealings with Affiliates. No officer, Trustee or agent of the Trust and no officer, director or agent of any investment adviser shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment adviser to the Trust or in any corporation, firm or association which may at any time have a distributor's or principal underwriter's contract with the Trust; (b) purchases or sales of securities or other property, if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder, and if such transaction does not involve any commission or profit to any securities dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the investment adviser, administrator or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust; or (d) sharing statistical, research and management expenses, including rent, personnel and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

12.2 Dealing in Securities of the Trust. The Trust, the investment adviser, any corporation, firm or association which may at any time have an exclusive distributor's or principal underwriter's contract with the Trust (the "distributor") and the officers and Trustees of the Trust and officers and directors of every investment adviser and distributor, shall not take long or short positions in the securities of the Trust, except that:

      (a) the distributor may place orders with the Trust for its shares equivalent to orders received by the distributor;

      (b) shares of the Trust may be purchased at not less than net asset value for investment by the investment adviser and by officers and directors of the distributor, investment adviser, or the Trust and by any trust, pension, profit-sharing or other benefit plan for such persons, no such purchase to be in contravention of any applicable state or federal requirement.

12.3 Limitation on Certain Loans. The Trust shall not make loans to any officer, Trustee or employee of the Trust or any investment adviser or distributor or their respective officers, directors or partners or employees.

12.4 Custodian. All securities and cash owned by the Trust shall be maintained in the custody of one or more banks or trust companies having (according to its last published report) not


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      less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (any such bank or trust company is hereinafter referred to as the "custodian"). The custodian may deliver securities as collateral on borrowings effected by the Trust, provided that such delivery shall be conditioned upon receipt of the borrowed funds by the custodian except where additional collateral is being pledged on an outstanding loan, and the custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal Reserve Banks, or established by a national securities exchange or national securities association registered with said Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, pursuant to which system all securities of any particular class or series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

      The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

      (a) in the case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

      (b) require that the cash and securities owned by this corporation be delivered directly to the successor custodian; and

      (c) in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether or not the Trust shall be liquidated or shall function without a custodian.

12.5 Limitations on Investment. Each series of Shares may not invest in securities other than those described in the Trust's then current prospectus as appropriate for the series of Shares for which such securities are being purchased.

12.6 Determination of Net Asset Value. Determinations of net asset value made in good faith shall be binding on all parties concerned.

       The term "net asset value" with respect to shares of any series shall mean that amount by which the assets of that series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in


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      good faith by the Trustees, provided, however, that the Trustees, without
      Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and interpretations thereof adopted or issued by the Commission or insofar as permitted by any order of the Commission. The Trustees may delegate any powers and duties under this Section 12.6 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

12.7 Reports to Shareholders; Distributions from Realized Gains. The Trust shall send to each shareholder of record at least annually a statement of the condition of the Trust and of the results of its operation, containing all information required by applicable laws or regulations.

SECTION 13. AMENDMENTS

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.




Adopted this 1st day of June, 1998.




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